                        NOTICE OF GUARANTEED DELIVERY
                                     FOR
                       TENDER OF SHARES OF COMMON STOCK
                      (INCLUDING THE ASSOCIATED RIGHTS)
                                      OF
                         COMMUNICATIONS CENTRAL INC.

   As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.01 per share (the "Common Stock"), including the associated rights to purchase shares of Common Stock (the "Rights" and, together with the Common Stock, the "Shares"), of Communications Central Inc., a Georgia corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary at the address set forth below prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:
                 FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                By Mail:                      By Hand/Overnight Delivery:
         230 South Tryon Street                  230 South Tryon Street
               11th Floor                              11th Floor
    Charlotte, North Carolina 28288         Charlotte, North Carolina 28288
                   or                                      or
  IBJ Schroeder Bank & Trust Company       IBJ Schroeder Bank & Trust Company
               P.O. Box 84                          One State Street
          Bowling Green Station                 New York, New York 10004
      New York, New York 10274-0084        Attn: Securities Processing Window
          Attn: Reorganization                    Subcellar One (SC-1)
            Operations Dept.

                          By Facsimile Transmission:
                       (For Eligible Institutions Only)
                                (704) 383-8353
                                      or
                                (212) 858-2611

                  Confirm Receipt of Facsimile by Telephone:
                                (704) 374-2775
                                      or
                                (212) 858-2103

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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LADIES AND GENTLEMEN:

    The undersigned hereby tenders to PhoneTel Acquisition Corp., a Georgia corporation (the "Purchaser") and a wholly owned subsidiary of PhoneTel Technologies, Inc., an Ohio corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated March 20, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares (as such term is defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

  Number of Shares:
  ---------------------------------------------------------------------------

  Certificate Nos. (if available):

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------
  (Check box if Shares will be
  tendered by book-entry transfer)

   [ ] The Depository Trust Company

  Account Number:
  ---------------------------------------------------------------------------

  Dated:            , 1997
  ---------------------------

  Name(s) of Record Holder(s):

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------
                                  Please Print
  Address(es):
  ---------------------------------------------------------------------------
                                                                  Zip Code
  Area Code and Tel. No.:
  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------
                                                                Signature(s)
  Dated:            , 1997
  ---------------------------

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                                  GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other required documents within three trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver such Letter of Transmittal and such certificates for Shares, or such Book-Entry Confirmation, to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All capitalized terms used herein have the meanings set forth in the Offer to Purchase.

  Name of Firm:
  ----------------------------------

  Address:
  ----------------------------------

  ----------------------------------
                            Zip Code
  Area Code and
  Tel. No.:
  ----------------------------------


  ----------------------------------
          Authorized Signature
  Name:
  ----------------------------------
              Please Print
  Title:
  ----------------------------------

  Dated:                 , 1997
  ----------------------------------

         NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
                 CERTIFICATES FOR SHARES SHOULD BE SENT WITH
                         YOUR LETTER OF TRANSMITTAL.

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